Exhibit 5.1

February 6, 2026

ARKO Petroleum Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

Re:	ARKO Petroleum Corp.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ARKO Petroleum Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (Registration No. 333-292265), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to an initial public offering (the “Offering”) of 10,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), together with up to an additional 1,575,000 shares of Class A Common Stock (collectively, the “Shares”) that may be purchased by the underwriters pursuant to the option granted to them by the Company pursuant to an underwriting agreement among the Company and the several underwriters named therein (the “Underwriting Agreement”).

For the purpose of rendering this opinion, we (i) examined copies of such corporate records, organizational documents, agreements, documents and other instruments of the Company and other certificates and documents of officials of the Company, public officials, and others, as we have deemed appropriate for purposes of this letter, (ii) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (iii) made such investigations of law as we have deemed appropriate as a basis for such opinion.

In conducting our investigation, we assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement and the Underwriting Agreement, and upon payment and delivery therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

C. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP